EXHIBIT 32.1


                                  CERTIFICATION


Pursuant to 18 U.S.C. Section 1350, I, Andrew J. Mako, President of Pruco Life Insurance Company, hereby certify that the accompanying Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, containing the financial statements of Pruco Life Variable Contract Real Property Account (a separate account of Pruco Life Insurance Company) and The Prudential Variable Contract Real Property Partnership (the "Report"), fully complies with the requirements of Section 13
(a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pruco Life Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.

Date: August 14, 2003

/s/ Andrew J. Mako
------------------

Name: Andrew J. Mako
Title: President





The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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